Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Contact: Nick Zangari	Media Contact: Tonya Abeln
(502) 394-1157	(502) 386-1742
Nick.Zangari@KyDerby.com	Tonya.Abeln@KyDerby.com

Churchill Downs Incorporated Announces Closing of a $1,200 Million Senior Secured Revolver due 2027, $800 Million Senior Secured Delayed Draw Term Loan A due 2029, and $1,200 Million of Senior Notes due 2030

LOUISVILLE, KY., (April 13, 2022) – Churchill Downs Incorporated (“CDI” or the “Company”) (Nasdaq: CHDN) today announced that CDI successfully closed an amendment of its senior secured credit agreement (the “Credit Agreement Amendment”) to extend the maturity date of its existing revolving credit facility to 2027 and to increase the commitments under the existing revolving credit facility from $700 million to $1,200 million (the “Revolver”). The Credit Agreement Amendment also provides for a senior secured delayed draw term loan A credit facility due 2029 in the amount of $800 million (the “Delayed Draw Term Loan A”) and makes certain other changes to its existing credit agreement. The interest rate applicable to borrowings on the Revolver and Delayed Draw Term Loan A will be SOFR-based plus a spread, determined by CDI’s total net leverage ratio. CDI also successfully closed the previously announced offering of $1,200 million in aggregate principal amount of its 5.750% senior notes due 2030 (the “Notes”).

The Credit Agreement Amendment and the offering of the Notes are part of the financing for the proposed acquisition by CDI of substantially all of the assets of Peninsula Pacific Entertainment LLC (“P2E”), a Delaware limited liability company (the “Acquisition”). The borrowing of the Delayed Draw Term Loan A is subject to satisfaction of certain conditions, including, without limitation, the consummation of the Acquisition. The proceeds of the offering of the Notes were placed in escrow pending satisfaction of certain conditions, including, without limitation, the consummation of the Acquisition.

Upon satisfaction of the escrow conditions and delayed draw borrowing conditions, CDI intends to use borrowings under the Revolver and Delayed Draw Term Loan A, together with, the net proceeds from the offering of the Notes, to (i) finance the consummation of the Acquisition and (ii) pay related transaction fees and expenses. Proceeds of the Revolver may also be used by CDI and its subsidiaries from time to time for general corporate purposes.

The offer and sale of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold within the United States to, or for the benefit of, U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the Notes were sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and offered and sold outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release is issued pursuant to Rule 135c of the Securities Act, is for informational purposes only and shall neither constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering of the Notes is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

About Churchill Downs Incorporated

Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We own and operate three pari-mutuel gaming entertainment venues with approximately 3,050 historical racing machines in Kentucky. We also own and operate TwinSpires, one of the largest and most profitable online wagering platforms for horse racing in the U.S. and we have nine retail sportsbooks. We are also a leader in brick-and-mortar casino gaming in nine states with approximately 11,000 slot machines and video lottery terminals and 200 table games. Additional information about CDI can be found online at www.churchilldownsincorporated.com.

This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions). Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the receipt of regulatory approvals on terms desired or anticipated, unanticipated difficulties or expenditures relating to the proposed transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the proposed transaction within the expected time period (if at all), our ability to obtain financing on the anticipated terms and schedule, disruptions of our or P2E’s current plans, operations and relationships with customers and suppliers caused by the announcement and pendency of the proposed transaction, our and P2E’s ability to consummate a sale-leaseback transaction with respect to the Hard Rock Sioux City on terms desired or anticipated, the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather; the effect of economic conditions on our consumers’ confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; loss of key or highly skilled personnel; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and HRM manufacturing and other technology conditions that could impose additional costs; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our TwinSpires Sports and Casino business and effectively compete; inability to identify and / or complete acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; general risks related to real estate ownership and significant expenditures, including fluctuations in market values and environmental regulations; reliance on our technology services and catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach, including customers’ personal information, could lead to government enforcement actions or other litigation; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; payment-related risks, such as risk associated with fraudulent credit card and debit card use; work stoppages and labor issues; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; and increase in our insurance costs, or obtain similar insurance coverage in the future, and inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.